UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

299 South Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check number if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Memorandum of understanding

This memorandum of understanding “MoU” expresses a convergence of will between the parties, indicating an intended common line of action. This MoU is not a legally enforceable agreement and provides the elements for a final agreement to be prepared and executed after due diligence and approval between the parties.

The parties are:

Arvana Inc. “Arvana”

PintoCity Inc. “PintoCity”

Brian Lovig “BL”

Whereas BL is to transfer ownership of PintoCity to Arvana for $1.00 USD. BL continues to be the sole director of PintoCity. Transaction to close on or before January 15, 2025 and can be extended to January 31, 2025 if required by either party. BL shareholders loans to PintoCity are to receive market interest and to be repaid at some point in the future. Information for all parties to be delivered to the attorney selected by Arvana to prepare final and complete documentation.

About Arvana

Arvana is a public company trading in the OTC

About PintoCity

PintoCity is a private company looking to be in the specialty real estate business to acquire and repurpose dark big box stores

About BL

Is the owner of all shares of PintoCity

Agreed to this 9 day of December 2024

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Arvana Inc

Agreed to this 9 day of December 2024

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PintoCity Inc.

Agreed to this 9 day of December 2024

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Brian Lovig

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.	Date

By: /s/ James Kim	December 10, 2024
Name: James Kim, CEO
Phone: 702-889-1072
Email: info@arvana.us
Website: https://arvana.us
Title: Chief Executive Officer

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